Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 29, 2022, with respect to the consolidated financial statements of American Woodmark Corporation, incorporated herein by reference.

/s/ KPMG LLP

Richmond, Virginia
August 29, 2023